                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          Trident International, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                          TRIDENT INTERNATIONAL, INC.
                               1114 FEDERAL ROAD
                         BROOKFIELD, CONNECTICUT 06804

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 29, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Trident International, Inc. (the "Company") will be held on Thursday, January 29, 1998 at 1:00 p.m. Connecticut time at the offices of the Company at 1114 Federal Road, Brookfield, Connecticut 06804 for the following purposes:

          1. To elect three Class II Directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

          2. To consider and act upon a proposal to approve the amendment and restatement of the Trident International, Inc. Second Amended and Restated 1994 Stock Option and Grant Plan.

          3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on December 15, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                            By Order of the Board of Directors



                                            DAVID A. HUNDT
                                            Secretary


Brookfield, Connecticut
December 31, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                          TRIDENT INTERNATIONAL, INC.
                               1114 FEDERAL ROAD
                         BROOKFIELD, CONNECTICUT 06804

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                    FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 29, 1998

                                                               December 31, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Trident International, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Thursday, January 29, 1998, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of three Class II Directors of the Company, to consider and act upon a proposal to approve the amendment and restatement of the Trident International, Inc. Second Amended and Restated 1994 Stock Option and Grant Plan (the "Stock Option Plan"), and to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about December 31, 1997. The Board of Directors has fixed the close of business on December 15, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them. As of the Record Date, there were 6,672,251 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

     The presence, in person or by proxy, of holders of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted as present in determining the presence of a quorum. A plurality of votes cast shall be sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and will not affect the election of the candidates receiving a plurality of votes. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote is required to approve the amendment and restatement of the Stock Option Plan (the "Plan Amendment"). Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval of the Plan Amendment, and will therefore have the effect of votes "against" the proposal. Broker non-votes will not be counted in determining the number of shares of Common Stock present or represented and entitled to vote to approve the Plan Amendment, and will therefore not have the effect of votes either "for" or "against" the proposal. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTOR OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE STOCK OPTION PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1997 Annual Report, including audited financial statements for the fiscal year ended September 30, 1997 ("Fiscal 1997"), is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

INTRODUCTION

     The Board of Directors of the Company currently consists of eight members. At the Annual Meeting, three Class II Directors will be elected to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Elaine A. Pullen, Michael K. Lorelli and John R. Webb to serve as Class II Directors (the "Nominees"). A. Bruce Johnston also has been serving as a Class II Director but has requested not to be nominated for re-election at the Annual Meeting. Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Amended and Restated By-laws (the "By-laws"). See "Other Matters -- Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING THE NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The following biographical descriptions set forth certain information with respect to the three Nominees for election as directors at the Annual Meeting, each director who is not up for election but whose term on the Board will continue beyond the Annual Meeting and the executive officers who are not directors, based on information furnished to the Company by each director and officer. The following information is as of December 10, 1997.

Nominees for Election as Directors -- Term Expiring 2000

     ELAINE A. PULLEN joined the Company as President and Chief Operating Officer in August 1994. She has been President since that time and, in addition, has served as a director and Chief Executive Officer since April 1, 1995. Prior to joining the Company, Ms. Pullen served as a director of Linx Printing Technologies, PLC ("Linx") from September 1992 to August 1994, where she also served as Business Operations Director from February 1994 to August 1994 and as Engineering Director from September 1992 to February 1994. Prior to that, Ms. Pullen served as President of Linx USA from 1991 to 1992, and as Vice President of Applied Research and Engineering of Videojet Systems International, Inc. from 1988 to 1991. Ms. Pullen holds a B.S. in Applied Physics from the British Institute of Physics. She has 24 years of experience in research and development, marketing and operations management in the ink jet printing field. She is 43 years old.

     JOHN R. WEBB has been a director of the Company since February 3, 1997. From 1994 to 1996, Mr. Webb served as president of Exxon Chemical Americas, and in 1995 also served as Assistant to the

Chairman of Exxon Corporation. Prior to that, Mr. Webb served as president of Exxon Chemical Company's Performance Products Business Group and Polymers Business Group and as Executive Vice President of Exxon Enterprises. He is 56 years old.

     MICHAEL K. LORELLI has been a director of the Company since November 29, 1995. Mr. Lorelli currently serves as a Partner of Treacy & Company, LLC. From September 1996 to December 1996, Mr. Lorelli served as Chief Executive Officer and President of MobileMedia Corporation, which operates under the name "MobileComm," from October 1994 to August 1996, he was President for North America and Latin America of Tambrands, Inc., and from November 1992 to September 1994, he was President of Pizza Hut International. Prior to that, Mr. Lorelli served as President of Pepsi Cola East, a division of Pepsico, Inc., from August 1989 to October 1992. Mr. Lorelli also serves on the Board of Directors of Tri-Point Medical Corporation. He is 46 years old.

Incumbent Directors -- Term Expiring 1999

     R. HUGH VAN BRIMER founded Trident, Inc., the Company's predecessor, in 1989 and served as President and Chief Executive Officer of the predecessor and, subsequently, the Company, until 1995. Mr. Van Brimer currently serves as Chairman of the Board of Directors of the Company, a position he has held since the Company's inception. Mr. Van Brimer also serves on the Board of Directors of Maxi Movies Pty, Ltd., a South African franchiser of motion picture theaters, and is Chairman of the Board of SEFE Overseas Limited, an international investment consortium. Mr. Van Brimer holds a B.S. in Physics from Western Michigan University and is a graduate of the Advanced Management Program of the Harvard Business School. He is 67 years old.

     ROBERT S. ANDERSON has served as a director of the Company since October 27, 1994. Since 1988, Mr. Anderson has served as Senior Vice President of Brean Murray & Co., Inc. ("Brean Murray," formerly Brean Murray, Foster Securities, Inc.) and as Vice President of BMI Capital, a registered investment adviser and affiliate of Brean Murray. He is 56 years old.

     RUSSELL J. GREENBERG was named a director of the Company on June 24, 1994 and served as a director until October 27, 1994. He was then re-elected to the Board of Directors on May 18, 1995. Mr. Greenberg was a founder and is currently the President of MaxCapital, LLC, a private equity firm specializing in buyouts and financial advisory work which commenced operations on January 2, 1997. Previously, Mr. Greenberg served as an Executive Vice President of Chatfield Dean & Co., Inc. from August 1994 to December 1996 and as a Managing Director of Corporate Finance at Brean Murray from November 1992 to July 1994. Prior to that, Mr. Greenberg was head of Mergers and Acquisitions at Daiwa Securities of America, Inc. from 1990 to 1992. He is 40 years old.

     NORMAN L. NORRIS has been a director of the Company since June 24, 1994. Mr. Norris is a partner at the law firm of Woodcock, Washburn, Kurtz, Mackiewicz & Norris in Philadelphia, Pennsylvania, where he has practiced since 1968. Mr. Norris' law firm represents the Company on an ongoing basis as intellectual property counsel. He is 55 years old.

Executive Officers Who Are Not Directors

     J. LEO GAGNE joined the Company in February 1996 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Gagne served as Director -- Enterprise Group of Arthur Andersen LLP in Hartford, Connecticut, where he was employed since 1977. Mr. Gagne, a Certified Public Accountant, holds a B.S. in Accounting from the University of Connecticut. He is 41 years old.

     ROBERT L. ROGERS joined the Company in 1989 as Director of Engineering, served as Director of Research and Development from January 1995 to August 1996 and has served as Vice President of Research since August 1996. Prior to that, Mr. Rogers was involved in ink jet research at Exxon Enterprises Printing Systems, Inc. and Dataproducts Corporation. Mr. Rogers holds a B.S. in Mechanical Engineering from Cornell University. He is 43 years old.

     RICHARD A. CUTTING joined the Company in October 1996 as Vice President of Engineering. Prior to joining the Company, Mr. Cutting served as a Program Management Director of Intermatrix, Inc. from March 1995 to October 1996 and as Executive Director -- Program Management at Pitney Bowes, Inc. from December 1992 to December 1994, where he also served as Executive Director -- Program Integration from October 1991 to November 1992 and as Vice President -- Strategic Planning and Central Engineering from May 1988 to September 1991. Mr. Cutting holds an M.A. in Natural Sciences and Electrical Sciences Engineering from St. John's College of Cambridge University. He is 54 years old.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company currently consists of eight members and is divided into two classes. The members of each class of directors serve for staggered two-year terms. The Board is composed of four Class I Directors (Messrs. Van Brimer, Anderson, Greenberg and Norris), and four Class II Directors (Ms. Pullen and Messrs. Johnston, Lorelli and Webb). Mr. Johnston has requested not be to nominated for reelection at the Annual Meeting. The other three Class II Directors are up for election at the Annual Meeting. The terms of the Class I Directors will expire upon the election and qualification of directors at the annual meeting of stockholders held following the fiscal year ending September 30, 1998. At each annual meeting of stockholders, directors will be reelected or elected for a full term of two years to succeed those directors whose terms are expiring. In connection with the June 1994 acquisition by the Company of all of the capital stock of Trident, Inc., the Company's predecessor, the stockholders of the Company entered into an agreement (the "Stockholders' Agreement") pursuant to which, among other things, they agreed to elect as directors the respective nominees of certain groups of stockholders. Messrs. Johnston, Greenberg, Van Brimer, Norris and Anderson were elected directors of the Company pursuant to these provisions of the Stockholders' Agreement as the nominees of certain of the stockholder groups. The Stockholders' Agreement was terminated upon consummation of the Company's initial public offering (the "IPO") in March of 1996.

     During Fiscal 1997, the Board of Directors met 10 times. During Fiscal 1997, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director served on the Board of Directors) and (ii) the total number of meetings of all committees of the Board of Directors on which such director served (during the periods for which such director served on such committee or committees).

     Audit Committee. The Board of Directors has established an Audit Committee currently consisting of Messrs. Greenberg, Johnston and Webb (the "Audit Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the Company's internal accounting procedures. The Audit Committee met once during Fiscal 1997.

     Compensation Committee. The Board of Directors has also established a Compensation Committee currently consisting of Messrs. Van Brimer, Anderson and Lorelli (the "Compensation Committee"). The Compensation Committee reviews and recommends the compensation arrangements for all directors and officers and approves such arrangements for other senior level employees. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company and its subsidiaries, including the Company's Senior Management Bonus Plan (the "Bonus Plan") and the Stock Option Plan. In administering the Bonus Plan, the Compensation Committee determines those managers and key executives of the Company who will be eligible for cash bonuses if certain financial goals (such as specified revenue levels, maintenance of positive cash flow or addition of economic value) and business objectives are met. The Compensation Committee, in its discretion, may change the bonus formulae and designate additional employees as participants in the Bonus Plan from time to time. In administering the Stock Option Plan, the Compensation Committee determines the options to be issued to eligible persons under the Stock Option Plan and prescribes the terms and provisions of such options. In addition, the Compensation Committee construes and interprets the Stock Option Plan and issuances thereunder, and establishes, amends and revokes rules and regulations for administration of the Stock Option Plan. All actions taken by the Compensation Committee with respect to the Stock Option Plan are subject to the approval of the full Board of Directors. The Compensation Committee met 6 times during Fiscal 1997.

     The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Directors. Directors of the Company who are also employees receive no additional compensation for their services as a director. During calendar year 1997, no directors of the Company received cash compensation for their services as directors or as members of any of the committees of the Board of Directors. The Board of Directors recently adopted a new non-employee director compensation program which will become effective during the calendar year beginning January 1, 1998. Under such program, non-employee directors will receive $10,000 per year for their services as a director. In the event that the Plan Amendment is approved by the stockholders at the Annual Meeting, non-employee directors will be entitled to convert this $10,000 cash payment into stock options which will not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Non-Qualified Options"), on a three-for-one basis (as more fully described below). Also beginning in calendar year 1998, non-employee directors will be paid $1,500 for attendance at each regularly scheduled quarterly Board of Directors meeting, $500 per interim telephonic Board of Directors meeting attended and $500 per committee meeting attended. The Company believes that the establishment of this non-employee director compensation program will help to keep the Company's non-employee director compensation in line with that of its competitors. In connection with adopting this program, the Company also established a stock ownership policy for non-employee directors pursuant to which each non-employee director will be required to own Common Stock with a value of no less than $75,000 (valued at the higher of cost or fair market value) by the end of the thirty-sixth month after such director was elected to the Board of Directors.

     Under the Stock Option Plan as currently in effect, non-employee directors receive upon their initial election to the Board a Non-Qualified Option to purchase up to 5,000 shares of Common Stock, which option vests on the first anniversary of the date of grant. Such grants to new directors will not be affected by the Plan Amendment. Also under the Stock Option Plan as currently in effect, each non-employee director serving in such capacity on the date of each annual meeting of stockholders receives a Non-Qualified Option to purchase 5,000 additional shares of Common Stock, which option vests 25% per year beginning on the first anniversary of the date of grant (no such option is granted, however, on the date of an annual meeting of stockholders, to any person first elected or appointed to the Board of Directors within six months prior to such annual meeting of stockholders). Each such Non-Qualified Option is granted at an exercise price equal to the fair market value of shares of Common Stock on the date of grant and has a ten-year term.

     In the event the Plan Amendment is approved by stockholders at the Annual Meeting, non-employee directors will receive on the first business day following January 1 of each year a Non-Qualified Option to purchase up to 8,000 shares of Common Stock, which option shall vest on the first anniversary of the date of grant. This Non-Qualified Option will replace the options described above which are currently granted to non-employee directors on the date of each annual meeting of stockholders. In addition, in the event of the Plan Amendment is approved by stockholders at the Annual Meeting, non-employee directors will be entitled to convert their $10,000 annual cash retainer into Non-Qualified Options on a three-for-one basis such that, upon such a conversion, a non-employee director will be granted a Non-Qualified Option to purchase three times the number of shares of Common Stock that an investment of $10,000 would purchase on the Nasdaq National Market as of such date, which options shall vest on the first anniversary of the date of grant. Elections to so convert must be made by non-employee directors on the first business date following January 1 of each year and, once made, shall be irrevocable. All of such Non-Qualified Options shall be granted with exercise prices equal to the fair market value of shares of Common Stock on the date of grant and will have ten-year terms.

     Pursuant to the terms of the Stock Option Plan as currently in effect, (i) on January 29, 1997 (the date of the 1997 Annual Meeting of Stockholders), each of Messrs. Van Brimer, Anderson, Johnston, Lorelli and

Norris was granted a Non-Qualified Option to purchase up to 5,000 shares of Common Stock at an exercise price of $20.125 per share, vesting 25% per year beginning on January 29, 1998; and (ii) on February 3, 1997, upon his appointment to the Board of Directors, Mr. Webb was granted a Non-Qualified Option to purchase up to 5,000 shares of Common Stock at an exercise price of $19.75 per share, vesting in full on February 3, 1998.

     All directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees.

     Executive Officers. The following table sets forth the compensation awarded to the Company's Chief Executive Officer and the three (3) other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during Fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                        ANNUAL           COMPENSATION
                                                     COMPENSATION           AWARDS
                                                  ------------------     ------------      ALL OTHER
                                                  SALARY      BONUS        OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR       ($)        ($)           (#)              ($)
---------------------------              ----     -------     ------     ------------     ------------
Elaine A. Pullen......................   1997     157,306     53,548        10,000            4,909(1)
  Chief Executive Officer                1996     135,065     39,340            --            3,743(1)
                                         1995     105,038      2,935        40,000            8,501(2)

J. Leo Gagne..........................   1997     143,577      1,360        10,000            2,123(1)
  Chief Financial Officer                1996(3)   80,772     11,707        10,000               --

Robert L. Rogers......................   1997      95,261     17,211            --            3,374(1)
  Vice President of Research             1996      81,420     19,621            --            3,031(1)
                                         1995      78,698     13,999         7,000            2,053(1)

Richard A. Cutting....................   1997(4)  109,847     11,093        10,000               --
  Vice President of Engineering

---------------

(1) Represents contributions by the Company under its 401(k) Plan on behalf of Ms. Pullen and Messrs. Gagne and Rogers.

(2) Represents reimbursement of moving expenses.

(3) Mr. Gagne's employment with the Company commenced on February 26, 1996.

(4) Mr. Cutting's employment with the Company commenced on October 23, 1996.


                       OPTION GRANTS IN FISCAL YEAR 1997
                               INDIVIDUAL GRANTS


                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                  NUMBER OF    PERCENT OF                                   ANNUAL RATES OF
                                  SECURITIES  TOTAL OPTIONS                                   STOCK PRICE
                                  UNDERLYING   GRANTED TO                                    APPRECIATION
                                   OPTIONS      EMPLOYEES     EXERCISE OR                 FOR OPTION TERM(1)
                                   GRANTED      IN FISCAL     BASE PRICE    EXPIRATION   --------------------
NAME                                 (#)          YEAR          ($/SH)         DATE       5%($)       10%($)
----                              ---------   -------------   -----------   ----------   --------    --------
Elaine A. Pullen................   10,000(2)       9.6%         $ 16.25        1/01/07   $102,213    $259,025
J. Leo Gagne....................   10,000(3)       9.6%         $20.125        1/29/07   $126,586    $320,793
Robert L. Rogers................       --           --          $    --             --         --          --
Richard A. Cutting..............   10,000(4)       9.6%         $ 16.25       10/23/06   $102,213    $259,025

---------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of stock appreciation set by the Securities and Exchange Commission ("SEC") of five percent and ten percent compounded annually from the date the respective options were granted. Actual gains, if any, are dependent on the performance of the Common Stock. There can be no assurance that the amounts reflected will be achieved.

(2) These options vest ratably on each of the first four anniversaries of January 1, 1997, the date of grant of such options.

(3) These options vest ratably on each of the first four anniversaries of January 29, 1997, the date of grant of such options.

(4) These options vest ratably on each of the first four anniversaries of October 23, 1996, the date of grant of such options.

     Option Exercises and Year-End Holdings. The following table sets forth the aggregate number of options exercised in Fiscal 1997 and the value of options held at the end of Fiscal 1997 by the Company's Chief Executive Officer and the three (3) other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during Fiscal 1997.


              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND
                       FISCAL YEAR-END 1997 OPTION VALUES

                                                                      NUMBER OF
                                                                      SECURITIES              VALUE OF
                                                                      UNDERLYING            UNEXERCISED
                                                                     UNEXERCISED            IN-THE-MONEY
                                                                       OPTIONS                OPTIONS
                                                                      AT FISCAL              AT FISCAL
                                      SHARES                         YEAR-END(#)            YEAR-END($)
                                    ACQUIRED ON      VALUE           EXERCISABLE/           EXERCISABLE/
NAME                                EXERCISE(#)   REALIZED($)       UNEXERCISABLE         UNEXERCISABLE(1)
----                                -----------   -----------   ----------------------   ------------------
Elaine A. Pullen..................     2,000        $46,000         18,000/30,000        $288,000/$327,500
J. Leo Gagne......................        --             --          2,500/17,500        $ 12,500/$ 37,500
Robert L. Rogers..................        --             --          3,500/ 6,500        $ 42,000/$ 42,000
Richard A. Cutting................        --             --              0/10,000        $      0/$  7,500

---------------

(1) Based on $17.00 per share, the price of the last reported trade of the Common Stock on the Nasdaq National Market on September 30, 1997.

EMPLOYMENT ARRANGEMENTS WITH CHIEF EXECUTIVE OFFICER

     The Company has entered into an executive employment agreement with Elaine
A. Pullen, the term of which ends on November 1, 2000. The agreement may be terminated by the Company (i) if certain business performance goals established by the Board of Directors are not attained; (ii) if certain of Ms. Pullen's confidentiality obligations have not been met, and (iii) if there are other grounds (as outlined in the agreement) for termination of the agreement by the Company. The agreement provides that Ms. Pullen will not, during or after the term of the agreement, disclose any confidential information (as defined in the agreement) pertaining to the business of the Company or to the business of any actual or potential client or customer of the Company, to any third party. Ms. Pullen is also subject to certain restrictions on competition with the Company both during the term of the agreement and for one year after termination of employment for any reason. In consideration for the confidentiality provisions and the restrictions on competition, upon the expiration or termination of the agreement, or upon the leaving of the employ of the Company by Ms. Pullen, Ms. Pullen is entitled to one year's compensation (including base salary, bonus, the earned portion of any interest in a profit sharing or other similar plan, and all benefits (as outlined in the agreement)) to be paid within thirty days of the date of such expiration or termination or leaving the employ of the Company.

     In addition, Ms. Pullen's executive employment agreement provides that in the event of the Involuntary Termination of her employment within two years following a Change in Control of the Company (as such terms are defined in the agreement), Ms. Pullen is entitled to the following severance benefits: (i) the present value equivalent (on a 10% discounted basis) of salary continuation for three years (based on the base salary in effect on the date of such Involuntary Termination together with the ordinary and customary additional elements of compensation attendant to Ms. Pullen's position (other than stock options)); (ii) coverage for three years under all Company perquisites and benefit plans as if Ms. Pullen were still an active employee; (iii) the acceleration of all unexercised stock options (unless provision is made in connection with such Change in Control for the assumption of existing options or the substitution for such options or new options of the successor entity, with appropriate adjustments); and (iv) employment search assistance through a professional out placement organization and office and secretarial support for up to one year.

MANAGEMENT BONUS PLAN

     The Company has established a discretionary bonus program (the "Bonus Plan") for its key managers and executives. Under the Bonus Plan, the Compensation Committee has the discretion to determine those key managers and executives of the Company who will be eligible for cash bonuses if certain financial and business objectives are achieved. Key managers and executives must have one year of service at the Company in order to qualify for bonuses under the Bonus Plan. The formula for determining each participant's bonus will be established annually by the Compensation Committee and will be based upon the achievement of financial goals (such as specified revenue levels, maintenance of positive cash flow or addition of economic value) and business objectives specified in the Bonus Plan. The Compensation Committee may change the bonus formulae and designate additional employees as participants in the Bonus Plan from time to time.

STOCK PERFORMANCE GRAPH

     The following graph provides a comparison of cumulative total stockholder return for the period from February 27, 1996 (the date on which the Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and publicly traded) through September 30, 1997, among the Company, the Nasdaq Stock Market US Companies Index (the "Nasdaq-US Index") and the Center for Research in Security Prices ("CRSP") Computer Manufacturers Index (the "Peer Group Index," an index of Nasdaq Stock Market traded companies (both domestic and foreign) with Standard Industrial Classification Code Numbers from 3570 to 3579). The Stock Performance Graph assumes an investment of $100 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Nasdaq-US Index and the Peer Group Index was provided to the Company by CRSP.
                           [STOCK PERFORMANCE GRAPH]

                                    Trident          Nasdaq Stock       Nasdaq Computer
  Measurement Period            International,        Market (US         Manufacturers
(Fiscal Year Covered)                Inc.             Companies)             Index
      02/27/96                      100.0               100.0                100.0
      03/29/96                      103.4                99.8                 92.2
      09/30/96                       93.2               111.8                114.4
      03/31/97                      107.5               110.9                100.9
      09/30/97                       92.5               153.4                163.7

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of R. Hugh Van Brimer, Chairman, Robert S. Anderson and Michael K. Lorelli. None of the members of the Compensation Committee are employees of the Company.

     The Compensation Committee is responsible for (1) reviewing and approving the Company's compensation and retirement practices and plans, (2) reviewing and approving remuneration programs for its officers, directors and highest paid executives, (3) reviewing and approving stock option grants (subject to the approval of the full Board of Directors), (4) reviewing and approving the performances and compensation for the Company's Chief Executive Officer and the executive officers and key managers reporting directly to the Chief Executive Officer, and (5) the review and submission to the full Board of Directors for approval of the succession plans for the Chief Executive Officer and other executive officers and key managers.

COMPENSATION PHILOSOPHY AND PRACTICE

     The Compensation Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company and that pay for performance is the foundation of any remunerated enterprise. In support of these philosophies, the Compensation Committee structures its compensation program to achieve the following objectives:

        1. Offer compensation opportunities that attract and retain exceptionally talented individuals, motivate individuals to perform at their highest levels and reward achievements that further the business strategy of the Company.

        2. Link a significant portion of the executive's and key manager's total compensation to the annual and long-term financial performance of the Company as well as to the creation of stockholder value.

        3. Encourage executives and key managers to manage from the perspective of ownership of the Company.

     Each year the Compensation Committee conducts a full review of the Company's executive and employee compensation program. In Fiscal 1997, the Company utilized information provided by the Connecticut Business and Industry Association, the American Electronic Association and the National Institute of Business Management and a review of compensation paid to executives in companies in related industries to assist in a review of the current compensation practices of the Company, to assess the competitive level of compensation and to approve specific objective performance measures consistent with the approved business plan for use in awarding bonus compensation.

     Based upon its own deliberations and the consideration of data indicating the level of compensation of companies of similar size, complexity, revenues and growth potential and recognizing the caliber, level of experience and performance of the Company's management, the Compensation Committee believes that the Company's executive compensation practices maintain an overall level of compensation that is competitive.

     The executive and management compensation consists of base pay, capped profit incentive, a discretionary bonus and an incentive stock option plan. This total compensation program is intended to provide executive officers and senior management with a competitive salary while at the same time emphasizing the bonus and long-term components of total compensation. All management employees at the Company have been placed in one of eleven pay grades, each grade being commensurate with the duties and responsibilities undertaken by each such employee. Each pay grade is assigned a minimum, mid point and maximum salary range. The dollar amounts comprising the minimum, mid point and maximum ranges were established by Company personnel working with executive compensation consultants from comparisons to companies of similar size and similar lines of business with the Company as published in compensation surveys. The determination of the base pay of the executive officers and key managers who report to the Chief Executive Officer is made by reviewing the performance of each individual executive officer or key manager, his position in the range and recommendations of Ms. Pullen, the Company's Chief Executive Officer. The Compensation Committee determines the base compensation of the Chief Executive Officer without her participation. The determination of the base compensation of the Chief Executive Officer is made by weighing the performance of the Chief Executive Officer against predetermined specific objectives as well as variable objectives such as unplanned activities, intra period modifications, changes of priorities and new opportunities.

     Performance is judged by comparing specific objectives determined at the beginning of the year. A review and approval of the salaries being paid to the executive officers and managers reporting to the Chief Executive Officer was conducted at a meeting of the Compensation Committee held on November 18, 1997. Ms. Pullen, the Company's Chief Executive Officer, made recommendations premised on keeping salaries of the Company's executive officers competitive with those of other companies in similar lines of business.

MANAGEMENT BONUS PLAN

     Additional compensation is awarded to the Company's executives by the Compensation Committee pursuant to the Bonus Plan. If earned, annual awards can be 10% to 30% of an employee's base pay (subject to adjustment in the discretion of the Compensation Committee). Awards made pursuant to the Bonus Plan are based on fiscal year performance of the Company and completion of specific assignments and goals. Employees must have one year of service at the Company in order to be considered for the Bonus Plan. The award will then be pro-rated for the length of service within the qualifying fiscal year. Of the total amount of an award, 50% is based on achievement of financial goals and 50% is based on achievement of specific non-financial objectives. Twenty executives are presently eligible to participate in the Bonus Plan.

PROFIT INCENTIVE PLAN

     The Profit Incentive Plan is available to all regular employees who were employed as of the beginning of the applicable fiscal quarter. Awards are computed quarterly and are based 60% on financial goals and 40% on non-financial objectives as selected by the Chief Executive Officer. No award with respect to non-financial objectives will be made unless the Company's financial goals are 90% achieved. An additional annual bonus may be awarded if annual financial goals are achieved. The maximum annual salary which can be used as a basis of the bonus computation under the Profit Incentive Plan is $80,000.

                                            R. HUGH VAN BRIMER
                                            MICHAEL K. LORELLI
                                            ROBERT S. ANDERSON

                       COMPENSATION COMMITTEE INTERLOCKS
                AND INSIDER PARTICIPATION; CERTAIN TRANSACTIONS

     Since the IPO, the Company's executive compensation has been determined by the Compensation Committee of the Company's Board of Directors, which currently consists of Messrs. Van Brimer, Anderson and Lorelli. Mr. Van Brimer served as Chief Executive Officer of the Company from its founding until April 1995, and currently acts as a consultant to the Company.

           PROPOSAL 2:  APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
                        THE TRIDENT INTERNATIONAL, INC.
                        SECOND AMENDED AND RESTATED
                        1994 STOCK OPTION AND GRANT PLAN

INTRODUCTION

     On November 20, 1997, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Plan Amendment pursuant to which
(i) the Non-Qualified Option to purchase up to 5,000 shares of Common Stock currently granted to each non-employee director on the date of each annual meeting of stockholders will be replaced with a Non-Qualified Option to purchase up to 8,000 shares of Common Stock granted to each non-employee director on the first business day after January 1 of each year; and (ii) non-employee directors will be entitled to convert their $10,000 annual cash retainer into Non-Qualified Options on a three-for-one basis such that, upon such a conversion, a non-employee director will be granted a Non-Qualified Option to purchase three times the number of shares of Common Stock that an investment of $10,000 would purchase on the Nasdaq National Market as of such date. The Plan Amendment provides that elections to convert the non-employee director cash retainer into options must be made on the first business day after January 1 of each year and, once made, shall be irrevocable. The Plan Amendment also provides that all options granted to non-employee directors under the Stock Option Plan will vest on the first anniversary of the date of grant. All such Non-Qualified Options shall continue to be granted with exercise prices equal to the fair market value of the shares of Common Stock on the date of grant and shall have ten-year terms. The effect of the Plan Amendment is reflected in full on Exhibit A attached hereto.

     The Board of Directors believes that the Company's growth and long-term success depend in large part upon retaining and motivating qualified non-employee directors and that such retention and motivation can be achieved in part through the grant of stock options. The Board of Directors also believes that stock options granted to non-employee directors can play an important role in the success of the Company by encouraging and enabling such non-employee directors, upon whose judgment, initiative and efforts the Company depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors anticipates that providing such persons with a greater direct stake in the Company will assure an even closer identification of the interests of the non-employee directors with those of the Company's stockholders, thereby stimulating the efforts of such non-employee directors to promote the Company's future success and strengthen their desire to serve on the Board of Directors.

     The Board of Directors believes that the proposed increase in the number of options granted annually to non-employee directors in conjunction and the adoption of a one year vesting schedule for options granted to non-employee directors, with the ability of non-employee directors to convert their annual cash director compensation into stock options, will help the Company accomplish the goals set forth above and will keep the Company's non-employee director compensation competitive with that of its competitors.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE STOCK OPTION PLAN.

SUMMARY OF THE STOCK OPTION PLAN

     The following description of certain features of the Stock Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Stock Option Plan which is attached hereto as Exhibit A and which indicates the effect of the Plan Amendment.

     On December 12, 1995 the Board of Directors adopted, and on January 15, 1996 the stockholders of the Company approved, the Stock Option Plan, pursuant to which 1,000,000 shares of Common Stock are authorized and reserved for issuance. The Stock Option Plan permits the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended,(the "Code") ("Incentive Options"), and (ii) options that do not so qualify ("Non-Qualified Options"). In order to comply with the requirements of Section 162(m) of the Code, the Stock Option Plan provides that options with respect to no more than 250,000 shares of Common Stock may be granted to any one individual during any one calendar year. The Stock Option Plan is designed and intended as a performance incentive for officers, directors, employees, consultants and other key persons performing services for the Company and its subsidiaries to encourage such persons to acquire or increase a proprietary interest in the success of the Company.

     Plan Administration; Eligibility. The Stock Option Plan provides that it shall be administered by the full Board of Directors or a committee of non-employee directors, as appointed by the Board of Directors from time to time.

     The Board of Directors may discontinue or amend the Stock Option Plan at any time provided that the rights and obligations under any option issued prior to an amendment of the Stock Option Plan can not be adversely affected by such amendment without the consent of the optionee.

     The Board of Directors has full power to select, from among the persons eligible for awards under the Stock Option Plan, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Stock Option Plan. Incentive Options may be granted only to officers or other employees of the Company or its subsidiaries, including members of the Board of Directors who are also employees of the Company or its subsidiaries. Non-Qualified Options may be granted or issued to officers or other employees of the Company, directors and to consultants and other key persons who provide services to the Company (regardless of whether they are also employees).

     Material Terms of Options. The exercise price of each option granted under the Stock Option Plan is determined by the Board of Directors but, in the case of Incentive Options, may not be less than 100% of the fair market value of the underlying shares on the date of grant. No Incentive Option may be granted under the Stock Option Plan to any employee of the Company or any subsidiary who owns at the date of grant shares of stock representing in excess of 10% of the voting power of all classes of stock of the Company or a parent or a subsidiary unless the exercise price for stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. Each option may be exercised only by the optionee during his or her lifetime. As of the close of business on September 30, 1997, the fair market value of a share of Common Stock was $17.00, as determined by the price of a share of the Common Stock on the Nasdaq National Market ("Nasdaq").

     The term of each option is fixed by the Board of Directors and, in the case of an Incentive Option, may not exceed ten years from the date of grant. Except with respect to (i) the automatic grants of options which are made to non-employee directors on the date they become directors and annually thereafter, and (ii) any options granted to non-employee directors upon conversion of their annual non-employee director compensation, each of which provide for a fixed vesting schedule, the Board of Directors determines at what time or times each option may be exercised and, subject to the provisions of the Stock Option Plan, the period of time during which options may be exercised, if any, after termination of employment for any reason. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board of Directors. Upon exercise of options, the option exercise price must be paid in full (a) in cash or by certified or bank check or other instrument acceptable to the Board of Directors, (b) if the applicable option agreement permits, by delivery of shares of Common Stock already owned by the optionee, or
(c) through a "cashless" exercise procedure, subject to certain limitations.

     The Stock Option Plan provides that in the case of certain transactions constituting a change in control of the Company, the Stock Option Plan and the options issued thereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices. In the event of such termination, each holder of outstanding options shall be permitted to exercise all options for a period of at least 15 days prior to the date of such termination whether or not such options would otherwise be exercisable during such period.

     Tax Aspects Under the U.S. Internal Revenue Code. Under current federal tax law, an employee who receives a Non-Qualified Option does not generally realize any taxable income at the time the option is granted. However, upon the exercise of such an option, the employee will recognize ordinary income measured by the excess of the then fair market value of the Common Stock over the exercise price, and the Company generally will be entitled to a tax deduction for a corresponding amount. On the other hand, an employee who receives an Incentive Option does not generally realize any taxable income at the time the option is granted or at the time it is exercised. The excess of the fair market value of the Common Stock on the date of exercise over the option price is a "tax preference item," however, that may cause the employee to be subject to the alternative minimum tax. Upon the sale of stock received upon exercise of any Incentive Option, the optionee will recognize a capital gain or loss or, depending on the holding period of the shares, ordinary income, equal to the difference between the sale price and the exercise price. The Company is not entitled to a tax deduction with respect to the grant or exercise of an Incentive Option.

     Stock Option Plan Benefits. The benefits or amounts that will be received by or allocated to any individual or group of individuals under the Stock Option Plan upon approval of the Plan Amendment are not determinable, except that each non-employee director will automatically receive an option to purchase up to 8,000 shares of Common Stock on the first business day following January 1 of each year.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 1, 1997 certain information regarding the beneficial ownership of Common Stock by (i) each person or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) the Company's Chief Executive Officer and the three (3) other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during Fiscal 1997, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers as a group (eleven (11) persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                             NUMBER OF SHARES          PERCENT OF
NAME                                                        BENEFICIALLY OWNED       COMMON STOCK(1)
----                                                        ------------------       ---------------
Elaine A. Pullen..........................................         90,000(2)                1.3%
J. Leo Gagne..............................................          5,583(3)                  *
Robert L. Rogers..........................................         19,460(4)                  *
Richard A. Cutting........................................          2,600(5)                  *
R. Hugh Van Brimer........................................        188,445(6)                2.8
Robert S. Anderson........................................         57,474(7)                  *
Russell J. Greenberg......................................        101,216(8)                1.5
Norman L. Norris..........................................        247,008(9)                3.7
A. Bruce Johnston.........................................          6,314(10)                 *
Michael K. Lorelli........................................         11,250(11)                 *
John R. Webb..............................................          2,000                     *
All directors and executive officers as a group
  (11 persons)............................................        731,350                  10.9%

---------------

*  Less than one percent

 (1) The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying the options or warrants held by such person or entity that are exercisable within 60 days of December 1, 1997 but excludes shares of Common Stock underlying options or warrants held by any other person.

 (2) Includes 60,000 shares owned by The Robinson-Humphrey Company, Inc. as IRA Custodian for Ms. Pullen, 25,000 shares underlying a currently exercisable option and 2,500 shares underlying an option which will become exercisable within 60 days of December 1, 1997.

 (3) Includes 2,500 shares underlying a currently exercisable option and 2,500 shares underlying an option which will become exercisable within 60 days of December 1, 1997.

 (4) Includes 4,250 shares underlying currently exercisable options.

 (5) Includes 2,500 shares underlying a currently exercisable option.

 (6) Includes 19,526 shares beneficially owned by Mr. Van Brimer's wife, Jane W. Van Brimer. Mr. Van Brimer disclaims beneficial ownership of the shares beneficially owned by Mrs. Van Brimer. Also includes 1,250 shares underlying an option which will become exercisable within 60 days of December 1, 1997.

 (7) Includes 37,483 shares owned by the Delaware Charter Retirement Plan as Custodian for Mr. Anderson and 1,250 shares underlying an option which will become exercisable within 60 days of December 1, 1997.

 (8) Includes 1,250 shares underlying an option which will become exercisable within 60 days of December 1, 1997.

 (9) Includes 122,667 shares beneficially owned by Mr. Norris' wife, Nancy Norris. Mr. Norris disclaims beneficial ownership of the shares beneficially owned by Mrs. Norris. Also includes 1,250 shares underlying an option which will become exercisable within 60 days of December 1, 1997.

(10) Includes 2,457 shares in which Mr. Johnston has a pecuniary interest through TA Venture Investors Limited Partnership. Also includes 1,250 shares underlying an option which will become exercisable within 60 days of December 1, 1997. Beneficial interest in this option belongs to TA Associates Management L.P., the entity by which Mr. Johnston is employed. Mr. Johnston disclaims beneficial ownership of the shares underlying this option.

(11) Includes 5,000 shares underlying a currently exercisable option and 1,250 shares underlying an option which will become exercisable within 60 days of December 1, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports and amendments thereto furnished to the Company and written representations that no other reports were required during, or with respect to, Fiscal 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied except that Mr. Webb inadvertently failed to file a timely report relating to becoming a director of the Company on February 3, 1997; Mr. Lorelli inadvertently failed to file a timely report relating to stock which he purchased on August 26, 1997; and Mr. Rogers inadvertently failed to file a timely report relating to stock which he sold on January 28, 1997.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

     The accounting firm of Arthur Andersen LLP has served as the Company's independent auditors since January of 1994 and will continue to do so for fiscal year 1998. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

MARKET VALUE

     On September 30, 1997, the closing price of a share of the Common Stock on Nasdaq was $17.00.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

STOCKHOLDER PROPOSALS

     Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company on or before September 2, 1998 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

     Any stockholder proposals intended to be presented at the Company's 1999 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no later than November 15, 1998, nor prior to October 1, 1998, together with all supporting documentation required by the Company's By-laws.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1997 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE DECEMBER 30, 1997, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO J. LEO GAGNE, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TRIDENT INTERNATIONAL, INC., 1114 FEDERAL ROAD, BROOKFIELD, CONNECTICUT 06804.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                       EXHIBIT A

                          TRIDENT INTERNATIONAL, INC.
          THIRD AMENDED AND RESTATED 1994 STOCK OPTION AND GRANT PLAN

1.  PURPOSE

     This Third Amended and Restated 1994 Stock Option and Grant Plan (the "Plan"), which was first adopted as the 1994 Stock Option and Grant Plan effective as of October 27, 1994, is intended as a performance incentive for officers, employees, consultants, directors and other key persons of Trident International, Inc. (formerly, Trident Holding Corp.) (the "Company") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("Non-qualified Options"). The term "Subsidiaries" includes any corporations in which stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2.  OPTIONS TO BE GRANTED; ADMINISTRATION OF THE PLAN

     (a) Options granted under the Plan may be either Incentive Options or Non-qualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an Incentive Option under the Code, such option shall be deemed to be a Non-qualified Option. Each option granted hereunder shall be embodied in a written agreement, as described in Section 4 hereof, that is signed by the Optionee and an authorized officer of the Company.

     (b) The Plan shall be administered either by the Board of Directors of the Company (the "Board of Directors") or by a committee (the "Option Committee") of not fewer than two directors of the Company appointed by the Board of Directors (in either case, the "Administrator"). None of the members of the Option Committee shall be an officer or other full-time employee of the Company. It is the intention of the Company that each member of the Option Committee shall be a "Non-Employee Director" as that term is defined and interpreted pursuant to Rule 16b-3(b)(3)(i) or any successor rule thereto promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), and that, on and after the date the Plan becomes subject to Section 162(m) of the Code, each member of the Option Committee shall be an "outside director" as that term is defined and interpreted pursuant to Section 162(m) of the Code and the regulations promulgated thereunder. Subject to the foregoing requirements of Section 2(b), the Compensation Committee of the Board of Directors may serve as the Option Committee. Action by the Option Committee shall require the affirmative vote of a majority of all its members.

     (c) Subject to the terms and conditions of the Plan, the Administrator shall have the power:

          (i) To determine from time to time the options to be granted to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of options (including, without limitation, the number of shares subject to each such option, the effects upon such options of any change in control of the Company and any vesting provisions with respect to such options) granted under the Plan to such persons;

          (ii) construe and interpret the Plan and grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan (including to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, or in any related agreements, in the manner and to the extent the Administrator shall deem necessary or expedient to make the Plan fully effective);

          (iii) To amend from time to time, as the Administrator may determine is in the best interests of the Company, the terms of any outstanding options, including without limitation, to modify the vesting schedule, exercise price or expiration date thereof in a manner not inconsistent with the terms of the Plan; and

          (iv) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Administrator in the exercise of these powers shall be final and binding upon the Company and the Optionees.

     (d) Delegation of Authority to Grant Options. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company or any Subsidiary all or part of the Administrator's authority and duties with respect to Options, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act and, on and after the date the Plan becomes subject to Section 162(m) of the Code, who also are not "covered employees" within the meaning of Section 162(m) of the Code. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

3.  STOCK SUBJECT TO THE OPTIONS

     The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"), which may either be authorized but unissued shares or treasury shares or shares previously reserved for issuance upon exercise of options under the Plan, and allocable to one or more options (or portions of options) which have expired or been canceled or terminated (other than by exercise). The total number of shares that may be issued under the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock. Options with respect to no more than 250,000 shares of Common Stock may be granted to any one individual during any one calendar year period. Such number of shares shall be subject to adjustment as provided in Section 7 hereof.

4.  ELIGIBILITY

     (a) Incentive Options may be granted only to employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries, who are eligible to receive an Incentive Option under the Code. Non-qualified Options may be granted to officers, other employees and directors of the Company or its Subsidiaries, and to consultants and other key persons who provide services to the Company or its Subsidiaries (regardless of whether they are also employees) and to such other persons as the Administrator may select from time to time, provided, however, that no Non-qualified Options may be granted under the Plan to any non-employee Directors of the Company except as provided in Section 4(d) hereof.

     (b) No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns stock representing in excess of ten percent of the voting power of all outstanding capital stock of the Company, unless notwithstanding anything in this Plan to the contrary (i) the purchase price for Common Stock subject to such option is at least 110% of the fair market value of such Common Stock at the time of the grant and (ii) the option by its terms is not exercisable more than five years from the date of grant thereof.

     (c) Notwithstanding any other provision of the Plan, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) shall not exceed $100,000. Any option granted under the Plan in excess of the foregoing limitations shall be deemed to be a Non-qualified Option.

     (d) Each person who first becomes a non-employee member of the Board of Directors of the Company on or after December 1, 1995 shall automatically be granted on the date such person first becomes a director a Non-qualified Option to purchase up to 5,000 shares of Common Stock, which option shall become exercisable on the first anniversary of the date of grant so long as such person continues to serve as a director of the Company on such anniversary date. Commencing after September 30, 1996, each non-employee member of the Board of Directors shall receive, on the first business day following January 1 of each year following such person's election as a director, an option to purchase up to 8,000 shares of Common Stock, which option shall become exercisable on the first anniversary of the date of grant so long as such person continues to serve as a director of the Company on such anniversary date; provided, that no such grant shall be made to any person first elected or appointed to the Board of Directors of the Company within six months prior to any such grant date. In addition to the foregoing, non-employee members of the Board of Directors shall be entitled to elect to convert all of their annual cash director compensation (their "Director Fee") into an option to purchase up to such number of shares of Common Stock as is equal to the quotient of (a) three times the Director Fee, divided by (b) the fair market value of the Common Stock (determined by reference to the provisions of Section 5(c) hereof) on the date of such election. Options granted pursuant to such an election shall become exercisable on the first anniversary of the date of grant so long as such person continues to serve as a director of the Company on such anniversary date. Any such election shall be made on the first business day following January 1 of each year, shall be effective as to the entire Director Fee for such year, and shall be irrevocable.

          (i) The purchase price per share of Common Stock of each Non-qualified Option granted to a non-employee member of the Board of Directors pursuant to this Section 4(d) shall be the fair market value of the Common Stock on the date the option is granted.

          (ii) Options granted under this Section 4(d) shall expire no later than the tenth anniversary of the grant date.

          (iii) The provisions of this Section 4(d) shall apply only to grants of Non-qualified Options to non-employee directors, and shall not be deemed to modify, limit or otherwise apply to any other provisions of the Plan or to any option granted thereunder to any other person.

5.  TERMS OF THE OPTION AGREEMENTS

     Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Administrator shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

          (a) Expiration; Termination of Employment. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any Incentive Option shall not be later than the tenth anniversary of the date on which the option was granted. If an Optionee's employment with the Company terminates for any reason, the Administrator may in its discretion provide, at any time, that any outstanding option granted to such Optionee under the Plan shall be exercisable for such period following termination of employment as may be specified by the Administrator, subject to the expiration date of such option; provided that no Incentive Options shall be exercisable more than 90 days after the termination of the applicable Optionee's employment with the Company and its Subsidiaries.

          (b) Exercise. Each option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Administrator. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

          (c) Purchase Price. The purchase price per share of Common Stock subject to each option shall be determined by the Administrator; provided, however, that the purchase price per share of Common Stock subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such Incentive Option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Administrator; provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small-Cap Market on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on NASDAQ reported for such date or, if no prices were reported for such date, for the last date preceding such date for which prices were reported, (ii) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, and (iii) the fair market value of the Common Stock on the effective date of the registration statement for the Company's initial public offering shall be the initial offering price.

          (d) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and
     (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

          (e) Transfer. No option granted hereunder shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and such option may be exercised during the Optionee's lifetime only by the Optionee, or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrator may permit an optionee to transfer, without consideration for the transfer, a Non-qualified Option to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, or to charitable organizations, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable option agreement.

          (f) Minimum Shares Exercisable. Option agreements may in the discretion of the Administrator set forth a minimum number of shares with respect to which an option may be exercised at any one time.

6.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     (a) Any option granted under the Plan may be exercised by the Optionee in whole or in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice").

     (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (i) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the "Total Option Price"); (ii) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the optionee may freely transfer having a fair market value, determined by reference to the provisions of Section 5(c) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or (iii) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (iii).

     (c) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the Total Option Price and of any written representations from the Optionee required by the Administrator, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law (including payment of any amount required to be withheld by the Company pursuant to applicable law).

7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

     (b) Adjustments under this Section 7 shall be determined by the Administrator and such determinations shall be conclusive. The Administrator shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

8.  EFFECT OF CERTAIN TRANSACTIONS

     In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, consolidation or other business combination in which the Company is acquired by another entity (other than a holding company formed by the Company) or in which the Company is not the surviving entity, or (iii) the sale of greater than 50% of the fair market value of the assets of the Company to another entity, the Plan and the options issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 7. In the event of such termination, all outstanding options shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

9.  TAX WITHHOLDING

     (a) Payment by Optionee. Each Optionee shall, no later than the date as of which the value of any option granted hereunder or of any Common Stock issued upon the exercise of such option first becomes includible in the gross income of the Optionee for federal income tax purposes (the "Tax Date"), pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. In the event that an Optionee has not made the arrangements described in this Section 9(a) and has not made an election under Section 9(b) on or before the Tax Date, the Company is hereby authorized to withhold the amount of any federal, state or local taxes of any kind required by law with respect to such income from any payment otherwise due to the Optionee.

     (b) Payment in Shares. Subject to approval by the Administrator, an Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to an option exercise a number of shares with an aggregate fair market value (determined by the Administrator in accordance with Section 5(c) as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (determined by the Administrator in accordance with Section 5(c) as of the date the withholding is effected) that would satisfy the withholding amount due.

10.  AMENDMENT OF THE PLAN

     The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time, subject to any required regulatory approval, provided that any such amendment is also approved by the stockholders of the Company if it would materially increase the benefits accruing to Optionees under the Plan, or to the extent required by the Code to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the Code or if determined by the Administrator to be necessary or advisable for purposes of the Act or otherwise. Except as otherwise provided, an amendment shall be binding upon options previously granted under the Plan unless the amendment adversely affects the rights of an Optionee, in which event the consent of the Optionee shall be required with respect to any portion of such amendment having such effect.

11.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Neither the Plan nor any option granted hereunder shall be deemed to confer upon any employee any right to continued employment with the Company.

12.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     (a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

     (b) The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

13.  EFFECTIVE DATE OF THE PLAN; STOCKHOLDER APPROVAL

     The Plan shall become effective upon the date that it is approved by the Board of Directors of the Company; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No options may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

                                     * * *

APPROVED BY BOARD OF DIRECTORS: DECEMBER 12, 1995

APPROVED BY STOCKHOLDERS: JANUARY 15, 1996

AMENDED BY THE BOARD OF DIRECTORS: FEBRUARY 26, 1997; NOVEMBER 20, 1997

                           TRIDENT INTERNATIONAL, INC.

                1114 FEDERAL ROAD, BROOKFIELD, CONNECTICUT 06804

                             Proxy for Common Stock
P
R         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X
Y        The undersigned hereby appoints Elaine A. Pullen and J. Leo Gagne, and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Trident International, Inc. (the "Company"), to be held at the offices of the Company at 1114 Federal Road, Brookfield, Connecticut 06804 on Thursday, January 29, 1998 at 1:00 p.m., Connecticut time, and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1997 Annual Report to Stockholders.



                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

[X] Please mark votes as in this example.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTION IS INDICATED WITH RESPECT TO PROPOSALS 1 OR 2 BELOW, THE UNDERSIGNED'S VOTES WILL BE CAST "FOR" EACH OF SUCH MATTERS. The undersigned's votes will be cast in accordance with the proxies' discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1.    Proposal to elect Elaine A. Pullen, Michael K. Lorelli and John R. Webb as Class II Directors of the
      Company, each for a two-year term to continue until the 2000 Annual Meeting of Stockholders and until the successor of each is duly elected and qualified.

                [ ] FOR ALL            [ ] WITHHELD            [ ] _______________________________________
                                           FROM ALL                Withheld as to the nominees noted above

2.    Proposal to approve the amendment and restatement of the Trident International, Inc. Second Amended
      and Restated Stock Option and Grant Plan.

                [ ] FOR                [ ] AGAINST             [ ] ABSTAIN

3.    To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

For joint accounts, each owner should sign. Executors,         Signature:_____________________Date _______
administrators, trustees, corporate officers and others
acting in a representative capacity should give full title     Signature:_____________________Date _______
or authority.